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                                                     Filed under Rule 424(b)(3)
                                                     File No. 333-01623


SUPPLEMENT NO. 37 TO PROSPECTUS DATED MARCH 15, 1996
(AS SUPPLEMENTED MARCH 15, 1996)



                                             PACCAR FINANCIAL CORP.

                                             MEDIUM-TERM NOTES, SERIES H



PRINCIPAL AMOUNT:                            $45,000,000
ORIGINAL ISSUE DATE:                         3/26/98
MATURITY DATE:                               3/26/99
INITIAL INTEREST RATE:                       To be Determined
INTEREST RATE INDEX:                         1-Month Libor
SPREAD:                                      Minus 13 Basis Points
INDEX SOURCE:                                Telerate page 3750
INDEX RESET FREQUENCY:                       Monthly (26th of each month)
INTEREST PAYMENT PERIOD:                     Monthly (26th of each month)
INTEREST PAYMENT DATES:                      26th of Each Month Subject to
                                             Modified Business Day Convention
                                             as Defined by ISDA
ISSUE PRICE:                                 100.00%
PROCEEDS TO COMPANY:                         $45,000,000
UNDERWRITERS DISCOUNT:                       0.00%
DAY COUNT CONVENTION:                        Actual / 360


FORM OF NOTE (CHECK ONE):                    Book-Entry             [X]


                                             Certificate            [ ]

AGENT / UNDERWRITER:                         Morgan Stanley & Co. Incorporated


DATED: MARCH 20, 1998


The Underwriter, Morgan Stanley & Co. Incorporated, has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.